Exhibit 10.1

FINANCING AGREEMENT

This Financing Agreement (this “Agreement”) is dated as of August 20, 2014, by and among Spine Pain Management, Inc., a Delaware corporation (the “Company”), and Peter Dalrymple, an individual whose address is 13451 Belhaven, Houston TX 77069 (the “Purchaser”).

Recitals

A.           The Company desires to obtain a revolving line of credit of $2,000,000 and the Purchaser desires to facilitate such line of credit by either personally guaranteeing such line of credit from a commercial lender or, alternatively lending the same to the Company.

B.           As consideration for Purchaser agreeing to facilitate or provide the revolving line of credit, the Company wishes to issue 800,000 unvested and restricted shares of its common stock, par value $.001 per share.

C.           On August 29, 2012, the Purchaser loaned the Company $1,000,000 in consideration for the Company issuing the Purchaser (i)  a 12% Secured Promissory Note evidencing the same (the “Note”) and (ii) a three-year warrant to purchase 333,333 shares of common stock, par value $.001 per share, of the Company at the exercise price of $1.60 per share (the “Warrant”).

D.           Upon obtain the revolving line of credit, the Company and Purchaser desire to extend the term of the Note by one year to mature on August 29, 2016 and reduce the interest rate to 6%.

E.           As consideration for agreeing to extend the Note, the Company will (i) issue to Purchaser 200,000 unvested and restricted shares of its common stock, par value $.001 per share, and (ii) extend the term of the Warrant to expire on August 29, 2016.

F.           The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

Now, Therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I

FINANCING

1.1 Financing Obligation.

(a)           Commercial Financing.  Immediately upon execution of this Agreement, the Purchaser will assist the Company in pursuing financing in the form of a $2,000,000 revolving line of credit from a commercial lender, including without limitation a bank or other institutional lender deemed acceptable by the Company (a “Lender”), on terms and conditions no less favorable to the Company than as set forth in Section 1.2 herein.  In addition to the terms and conditions set forth in Section 1.2, Purchaser hereby agrees to personally guaranty the line of credit obtained under this Section 1.1(a).

(b)           Purchaser Financing.  In the event Purchaser does not obtain financing for the Company under Section 1.1(a) by September 15, 2014, Purchaser agrees to provide a $2,000,000 revolving line of credit on the terms and conditions set forth in Section 1.2 herein, thereby taking the role of “Lender” as used in Section 1.2.  Failure on the part of the Purchaser to facilitate or provide financing under Section 1.1 will result in forfeiture and cancellation of the Stock (as defined in Section 2.3).

1.2           Revolving Line of Credit

(a)           Line of Credit.  During the term set forth in this Section 1.2, the Lender will from time to time, at the written request of the Company, lend to the Company such funds as may from time to time be requested by the Company (the “Credit Line”). The aggregate principal amount of such funds outstanding at any time shall not exceed $2,000,000.00 (the “Credit Limit”). At the time of the first advance of funds under this Section 1.2, the Company shall execute and deliver to Lender the Promissory Note in a form to be mutually agreed upon by Lender and the Company. All sums advanced on the Credit Line or pursuant to the terms of this Section 1.2 (each an “Advance”) shall become part of the principal of said Promissory Note.

(b)           Interest. All sums advanced pursuant to this Section 1.2 shall bear interest from the date each Advance is made until paid in full at the 1-month  LIBOR Rate as quoted from time to time in the Wall Street Journal plus 2% per annum (the “Effective Rate”).

(c)           Term. The term of this Revolving Line of Credit shall commence no later than September 15, 2014 and shall terminate three years thereafter (the “Maturity Date”).

(d)           Advances. Any request for an Advance may be made from time to time and in such amounts as Company may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Company authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Company hereby authorizes its President or Chief Financial Officer to request Advances. Lender shall transfer the amount of any Advance requested by Company in accordance with this Section 1.2 unless an event of default has occurred (as set forth in Section 1.2(g)) and is continuing hereunder either at the time of a request for an Advance or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates. Company shall use all funds loaned by Lender hereunder in connection with Company’s business.

(e)           Repayment. Company shall pay accrued interest on the outstanding principal balance on a quarterly basis, in arrears, commencing at the end of each calendar quarter during which an Advance has been made or remains outstanding and unpaid, and continuing every quarter thereafter until the balance due hereunder is paid in full. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender designates from time to time. All payments received hereunder shall be applied first to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second to accrued interest; and third to principal. Company may prepay principal at any time without penalty.

(f)           Security.  None.

(g)           Events of Default.  An event of default will occur if any of the following events occurs:

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i.	Company’s failure to pay any principal or interest hereunder within 15 days after the same becomes due.

ii.	Default by Company in the observance or performance of any other covenant or agreement contained in this Section 1.2.

iii.
Filing by Company of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

iv.
Filing of an involuntary petition against Company in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for 60 days undismissed, unbonded, or undischarged.

(h)           Remedies. Upon the occurrence of an event of default as defined above, Lender may (i) declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind, and (ii) suspend or terminate any obligation that Lender may have hereunder to make additional Advances. To the extent permitted by law, Company waives any rights to presentment, demand, protest, or notice of any kind in connection with this Section 1.2. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Company agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

1.3           Issuance of Financing Stock.  As consideration for agreeing to facilitate or provide financing for the Company under Section 1.1 herein, upon execution of this Agreement, the Company will issue to Purchaser 800,000 unvested and restricted shares of common stock, par value $.001 per share, of the Company (the “Financing Stock”).  The Financing Stock will vest as follows: (i) upon final documentation being executed to effect the financing described above under Sections 1.1 and 1.2, 100,000 shares will vest, and (ii) thereafter, so long as the Revolving Line of Credit remains in effect, 100,000 shares will vest at the end of each subsequent three-month period.

ARTICLE II

NOTE EXTENSION

2.1           Note Amendment.  Upon final documentation being executed to effect the financing described above under Sections 1.1 and 1.2, the Company and Purchaser agree (i) that the Company will use $500,000 advanced under the Revolving Line of Credit to pay off outstanding principal and interest on the Note, (ii) to extend the term of the Note by one year to mature on August 29, 2016, and (iii) reduce the interest rate on the Note to 6%.  Accordingly, the Note will be amended to (i) change the Maturity Date (as defined and used in the Note) to August 29, 2016, (ii) change references in Section 1 of the Note to from “thirty five (35) monthly payments of interest only” to “forty seven (47) monthly payments of interest only” and (iii) change references in Section 1 of the Note from 12% to 6%.  All other terms and conditions of the Note will remain unchanged and in full force and effect.  Upon receipt from Purchaser of the original executed Note, the Company will promptly forward an executed amended and restated version of the Note, as amended, to Purchaser.

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2.2           Warrant Amendment.  Upon amending the Note under Section 2.1 herein, the Company will extend the term of the Warrant to expire on August 29, 2016.  Accordingly, the Warrant will be amended to change the Expiration Date (as defined and used in the Warrant) to August 29, 2016.  All other terms and conditions of the Warrant will remain unchanged and in full force and effect.  Upon receipt from Purchaser of the original executed Warrant, the Company will promptly forward an executed amended and restated version of the Warrant, as amended, to Purchaser.

2.3           Issuance of Note Extension Stock.  As consideration for agreeing to extend the Note and reduce the interest rate under Section 2.1 herein, upon execution of this Agreement, the Company will issue to Purchaser 200,000 unvested and restricted shares of its common stock, par value $.001 per share of the Company (the “Note Extension Stock”).  The Note Extension Stock will vest upon final documentation being executed to effect the financing described above under Sections 1.1 and 1.2.  Hereinafter, the Note Extension Stock and the Financing Stock is collectively referred to as the “Stock” or the “Securities.”

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof as follows:

(a) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect on the Company. “Material Adverse Effect” means any effect on the business, results of operations, prospects, assets or condition (financial or otherwise) of the Company that is material and adverse to the Company.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement (the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Securities) have been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents to which it is a party has been duly executed by the Company and is, or when delivered in accordance with the terms hereof, will, constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application or insofar as indemnification and contribution provisions may be limited by applicable law.

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3.2           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof as follows:

(a)           Organization; Authority. Purchaser is a person of full age of majority, with full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby by and for himself.  All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement by him has been taken.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligation of the Purchaser enforceable against him in accordance with the terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

(b)           Investment Intent. Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(c)           Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)           Vesting.  Purchaser understands that the Securities will vest under the terms and conditions set forth herein.

(e)           Rule 144.  Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available.  Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that  Purchaser has been advised that Rule 144 permits resales only under certain circumstances.  Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(f)           General Solicitation. Purchaser acknowledges that the Securities were not offered to Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Purchaser was invited by any of the foregoing means of communications.

(g)           Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.  Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

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(h)           Access to Information. Purchaser acknowledges that it has had the opportunity to and has reviewed all reports, schedules, forms, statements and other documents filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(i)           Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(j)           Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

(k)           No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           Compliance with Laws. Notwithstanding any other provision of the Transaction Documents, Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, the Company may require the Purchaser to provide to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

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(b)           Legends. Certificates evidencing the Securities shall bear the following restrictive legend in substantially the following form until such time as they are not required under applicable securities laws (and a stock transfer order may be placed against transfer of the certificates for the Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

(c)           Acknowledgement. Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. Only if there is an effective registration statement registering the Shares or the Warrant Shares under the Securities Act or an exemption from registration is available, may Purchaser hereunder sell the Shares or the Warrant Shares. Purchaser acknowledges that the delivery of the Securities and any removal of any legends from certificates representing the Shares or the Warrant Shares as set forth in this Section 4.1 is predicated on the Company’s reliance upon the Purchaser’s acknowledgement in this Section 4.1(c).

ARTICLE 5

MISCELLANEOUS

5.1           Fees and Expenses. The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchaser.

5.2           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter thereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

5.3           Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

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If to the Company:	Spine Pain Management, Inc. 5225 Katy Freeway #600 Houston, TX 77007

If to Purchaser:	Peter Dalrymple 13451 Belhaven Houston, TX 77069

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, three (3) business days after dispatch.

5.4           Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto.  Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

5.5           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.6           Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser (other than by merger or consolidation or to an entity which acquires the Company, including by way of acquiring all or substantially all of the Company’s assets). The Purchaser may assign its rights hereunder in whole or in part to any Person to whom Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the Purchaser.

5.7           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Houston Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Houston Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such Houston Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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5.9           Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of one (1) year from the Closing Date. The agreements and covenants contained herein shall survive for the applicable statute of limitations.

5.10           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11           Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor and achieves that same or substantially the same effect or result, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12           Exhibits Not Attached  Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

5.13           Independent Counsel. Purchaser acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

5.14           Gender.  All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender and the singular shall include the plural and vice versa, wherever appropriate.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SPINE PAIN MANAGEMENT, INC.

By:   /s/ William F. Donovan
Name:  William F. Donovan
Title:  President

/s/ Peter Dalrymple_____________________________
PETER DALRYMPLE

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